Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-117090 on Form S-3, Post-Effective Amendment No. 1 to Registration Statement No. 333-70212 on Form S-8/A, Registration Statement No. 333-105019 on Form S-8 and Registration Statement No. 333-130923 on Form S-4 of our reports dated February 7, 2006 (August 7, 2006 as to the effects of the restatement discussed in Note 4) relating to the financial statements (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s restated segment disclosures) and financial statement schedule of Lennar Corporation and subsidiaries, and our report dated February 7, 2006 (August 7, 2006 with respect to management’s discussion of the restatement of the financial statements in the second paragraph of Management’s Annual Report on Internal Control over Financial Reporting) on management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K/A of Lennar Corporation for the year ended November 30, 2005.

/s/ DELOITTE & TOUCHE LLP

Miami, Florida

August 7, 2006